Exhibit 99.1

K12 Inc. Reports Second Quarter Fiscal 2018 with Revenues of $217.2 Million

HERNDON, Va.--(BUSINESS WIRE)--January 25, 2018--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the second fiscal quarter ended December 31, 2017.

Financial Highlights for the Three Months Ended December 31, 2017 (Second Quarter Fiscal Year 2018)

  Revenues of $217.2 million, compared to $221.1 million in the second quarter of FY 2017.
  Operating income of $13.7 million, compared to $18.3 million in the second quarter of FY 2017.
  Net income attributable to common stockholders of $13.3 million, compared to $11.7 million in the second quarter of FY 2017.
  Diluted net income attributable to common stockholders per share of $0.33, compared to $0.30 in the second quarter of FY 2017.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we are also presenting adjusted operating income and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude non-cash stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended December 31, 2017 (Second Quarter Fiscal Year 2018) are as follows.

  Adjusted operating income of $20.9 million, compared to $22.9 million in the second quarter of FY 2017.
  Adjusted EBITDA of $39.5 million, compared to $41.6 million in the second quarter of FY 2017.

Financial Highlights for the Six Months Ended December 31, 2017 (Year-to-Date Fiscal 2018)

  Revenues of $446.0 million, compared to $450.2 million for the first six months of FY 2017.
  Operating loss of $4.0 million, compared to a loss of $4.3 million for the first six months of FY 2017.
  Net income attributable to common stockholders of $5.2 million, compared to a loss of $2.2 million for the first six months of FY 2017.
  Diluted net income attributable to common stockholders per share of $0.13, compared to a loss of $0.06 for the first six months of FY 2017.

Non-GAAP Financial Highlights for the Six Months Ended December 31, 2017 (Year-to-Date Fiscal 2018) are as follows.

  Adjusted operating income of $6.2 million, compared to $4.9 million for the first six months of FY 2017.
  Adjusted EBITDA of $45.4 million, compared to $41.3 million for the first six months of FY 2017.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures for these periods is provided below.

Liquidity

As of December 31, 2017, the Company had cash and cash equivalents of $189.5 million, a decrease of $41.4 million compared to the $230.9 million reported at June 30, 2017. On a year over year basis, cash and cash equivalents increased $7.4 million.

Comments from Management

“K12 remains focused on the long-term success of our business,” said Stuart Udell, Chief Executive Officer. “We are excited by the opportunities we see in expanding school choice options, broadening career and technical education offerings to build a workforce proficient in high skilled jobs, and developing a next-generation curriculum that delivers a high-quality, personalized learning experience for all of the students we serve.”

Capital Expenditures

Capital expenditures for the six months ended December 31, 2017 were $23.8 million, a decrease of $0.1 million from the prior year’s first six months, and was comprised of:

  $5.9 million for property and equipment,
  $13.4 million for capitalized software development, and
  $4.5 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s revenues are generally in three categories -- Managed Public School Programs (where K12 provides substantially all management, technology and academic support services in addition to curriculum, learning systems and instructional services), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended December 31,		Change 2017 / 2016		Six Months Ended December 31,		Change 2017 / 2016
	2017	2016	$	%	2017	2016	$	%
	(In thousands, except percentages)

Managed Public School Programs	$183,392	$182,396	$996	0.5%	$371,898	$366,935	$4,963	1.4%

Institutional
Non-managed Public School Programs	13,991	17,634	(3,643)	-20.7%	31,150	35,929	(4,779)	-13.3%
Institutional Software & Services	11,437	12,770	(1,333)	-10.4%	24,895	28,733	(3,838)	-13.4%
Total Institutional	25,428	30,404	(4,976)	-16.4%	56,045	64,662	(8,617)	-13.3%
Private Pay Schools and Other	8,391	8,290	101	1.2%	18,053	18,631	(578)	-3.1%
Total	$217,211	$221,090	$(3,879)	-1.8%	$445,996	$450,228	$(4,232)	-0.9%

Enrollment Data

The following table sets forth average enrollment data for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended December 31,		2017 / 2016		Six Months Ended December 31,		2017 / 2016
(in thousands)	2017	2016	Change	Change %	2017	2016	Change	Change %

Managed Public School Programs (1,2)	108.5	106.2	2.3	2.2%	109.1	106.8	2.3	2.2%
Non-managed Public School Programs (1)	23.9	28.7	(4.8)	-16.7%	23.9	28.5	(4.6)	-16.1%

(1)	If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs may include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2017 / 2016		December 31,		2017 / 2016
	2017	2016	$	%	2017	2016	$	%
Managed Public School Programs	$1,690	$1,717	$(27)	-1.6%	$3,409	$3,436	$(27)	-0.8%
Non-managed Public School Programs	585	614	(29)	-4.7%	1,303	1,261	42	3.3%

Outlook

The Company is forecasting the following for the third quarter, fiscal 2018:

  Revenue in the range of $224 million to $230 million.
  Adjusted operating income of $25 million to $27 million.
  Capital expenditures of $9 million to $11 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; declines in enrollments due to teacher union activities; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of December 31, 2017, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its second quarter fiscal year 2018 financial results during a conference call scheduled for Thursday, January 25, 2018 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=127879. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on January 25, 2018 at 8:00 p.m. ET through February 25, 2018 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13675234. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=127879 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three and six months ended December 31, 2017, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-Q for the quarter ended December 31, 2017, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2017	2017
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$189,502	$230,864
Accounts receivable, net of allowance of $10,168 and $14,791 at December 31, 2017 and June 30, 2017, respectively	244,124	192,205
Inventories, net	18,388	30,503
Prepaid expenses	21,988	8,006
Other current assets	14,753	12,004
Total current assets	488,755	473,582
Property and equipment, net	29,472	26,297
Capitalized software, net	57,904	62,695
Capitalized curriculum development costs, net	54,816	59,213
Intangible assets, net	19,449	20,226
Goodwill	90,197	87,214
Deposits and other assets	8,063	6,057
Total assets	$748,656	$735,284
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$13,416	$11,880
Accounts payable	17,162	30,052
Accrued liabilities	12,479	21,622
Accrued compensation and benefits	19,667	29,367
Deferred revenue	54,945	24,830
Total current liabilities	117,669	117,751
Capital lease obligations, net of current portion	13,931	10,025
Deferred rent, net of current portion	3,745	4,157
Deferred tax liability	16,023	16,726
Other long-term liabilities	10,946	11,579
Total liabilities	162,314	160,238
Redeemable noncontrolling interest	500	700
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 44,898,430 and 44,325,772 shares issued and 41,395,832 and 40,823,174 shares outstanding at December 31, 2017 and June 30, 2017, respectively	4	4
Additional paid-in capital	697,044	690,488
Accumulated other comprehensive loss	(364)	(170)
Accumulated deficit	(35,842)	(40,976)
Treasury stock of 3,502,598 shares at cost at December 31, 2017 and June 30, 2017	(75,000)	(75,000)
Total stockholders’ equity	585,842	574,346
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$748,656	$735,284

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
	(In thousands except share and per share data)
Revenues	$217,211	$221,090	$445,996	$450,228
Cost and expenses
Instructional costs and services	139,163	137,542	286,530	281,641
Selling, administrative, and other operating expenses	61,958	62,352	158,240	166,998
Product development expenses	2,376	2,873	5,274	5,935
Total costs and expenses	203,497	202,767	450,044	454,574
Income (loss) from operations	13,714	18,323	(4,048)	(4,346)
Interest income, net	39	264	274	606
Income (loss) before income taxes and noncontrolling interest	13,753	18,587	(3,774)	(3,740)
Income tax benefit (expense)	(564)	(7,688)	8,804	1,002
Net income (loss)	13,189	10,899	5,030	(2,738)
Add net loss attributable to noncontrolling interest	70	753	173	557
Net income (loss) attributable to common stockholders	$13,259	$11,652	$5,203	$(2,181)
Net income (loss) attributable to common stockholders per share:
Basic	$0.34	$0.31	$0.13	$(0.06)
Diluted	$0.33	$0.30	$0.13	$(0.06)
Weighted average shares used in computing per share amounts:
Basic	39,347,244	38,104,909	39,227,708	38,021,807
Diluted	40,685,667	39,007,276	40,773,017	38,021,807

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2017	2016
	(In thousands)
Cash flows from operating activities
Net income (loss)	$5,030	$(2,738)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	39,186	36,375
Stock-based compensation expense	10,296	9,292
Excess tax benefit from stock-based compensation	—	(250)
Deferred income taxes	(51)	4,123
Provision for doubtful accounts	468	273
Provision for excess and obsolete inventory	959	497
Provision for student computer shrinkage and obsolescence	(5)	265
Expensed computer peripherals	2,531	2,729
Changes in assets and liabilities:
Accounts receivable	(52,202)	(49,449)
Inventories	11,156	12,420
Prepaid expenses	(13,982)	(8,172)
Other current assets	(2,748)	(1,330)
Deposits and other assets	(2,185)	5,653
Accounts payable	(9,106)	(7,540)
Accrued liabilities	(11,078)	(13,191)
Accrued compensation and benefits	(9,711)	(10,151)
Deferred revenue	29,755	33,261
Deferred rent and other liabilities	(1,050)	(1,816)
Net cash provided by (used in) operating activities	(2,737)	10,251
Cash flows from investing activities
Purchase of property and equipment	(5,917)	(1,276)
Capitalized software development costs	(13,378)	(13,446)
Capitalized curriculum development costs	(4,474)	(9,141)
Acquisition of Big Universe, Inc., net of cash acquired	(2,170)	—
Purchase of noncontrolling interest	—	(9,134)
Net cash used in investing activities	(25,939)	(32,997)
Cash flows from financing activities
Repayments on capital lease obligations	(6,987)	(8,116)
Proceeds from exercise of stock options	58	437
Excess tax benefit from stock-based compensation	—	250
Repurchase of restricted stock for income tax withholding	(5,757)	(1,650)
Net cash used in financing activities	(12,686)	(9,079)
Effect of foreign exchange rate changes on cash and cash equivalents	—	(18)
Net change in cash and cash equivalents	(41,362)	(31,843)
Cash and cash equivalents, beginning of period	230,864	213,989
Cash and cash equivalents, end of period	$189,502	$182,146

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted operating income (loss) and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as net income (loss) attributable to common stockholders as adjusted for interest income (expense), net; impairment of investment in Web International Education Group, Ltd.; income tax benefit (expense); noncontrolling interest; stock-based compensation; and depreciation and amortization. Interest income (expense) primarily consists primarily of interest expense for capital leases and interest income on customer receivables.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  as consistent with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, and adjusted operating income (loss) used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Net income (loss) attributable to common stockholders	$13,259	$11,652	$5,203	$(2,181)
Interest income, net	(39)	(264)	(274)	(606)
Income tax (benefit) expense	564	7,688	(8,804)	(1,002)
Noncontrolling interest	(70)	(753)	(173)	(557)
Stock-based compensation expense	7,217	4,598	10,296	9,292
Adjusted operating income	20,931	22,921	6,248	4,946
Depreciation and amortization	18,550	18,695	39,186	36,375
Adjusted EBITDA	$39,481	$41,616	$45,434	$41,321

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award winning curriculum serves over 2,000 schools and school districts and has delivered millions of courses over the past decade. K12 is a company of educators providing online and blended education solutions to charter schools, public school districts, private schools, and directly to families. The K12 program is offered through more than 70 partner public schools, and through school districts and public and private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance and Communications
mkraft@k12.com